Exhibit 99.1
ClearPoint Neuro Announces Early Repayment of $10 Million Note
SOLANA BEACH, CA, August 26, 2024 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”), a global device, cell, and gene therapy-enabling company offering precise navigation to the brain and spine, today announced that on August 23, 2024, it provided for the full early repayment of the principal amount and interest on a $10 million convertible note held by PTC Therapeutics Inc., which would have matured in January 2025 according to its terms. The convertible note was issued by the Company pursuant to a financing transaction which was completed in January 2020.
“PTC has been and continues to be a strong partner of ClearPoint Neuro. The early repayment of our convertible note shows how both companies continue to work together to find a desired outcome,” commented Joe Burnett, President and CEO at ClearPoint Neuro. “This early repayment underlines the confidence we continue to have in our business, and it accomplishes the very important financial and strategic goal of removing all debt from our balance sheet in a way that avoids additional dilution. PTC still maintains the full support of ClearPoint Neuro for the Biologics License Application submission to FDA for Upstaza™ (eladocagene exuparvovec), an investigational treatment for AADC Deficiency currently under priority review by the agency, and we are excited to continue to work with PTC.”
About ClearPoint Neuro
ClearPoint Neuro is a device, cell, and gene therapy-enabling company offering precise navigation to the brain and spine. The Company uniquely provides both established clinical products as well as preclinical development services for controlled drug and device delivery. The Company’s flagship product, the ClearPoint Neuro Navigation System, has FDA clearance and is CE-marked. ClearPoint Neuro is engaged with healthcare and research centers in North America, Europe, Asia, and South America. The Company is also partnered with the most innovative pharmaceutical/biotech companies, academic centers, and contract research organizations, providing solutions for direct CNS delivery of therapeutics in preclinical studies and clinical trials worldwide. To date, thousands of procedures have been performed and supported by the Company’s field-based clinical specialist team, which offers support and services to our customers and partners worldwide. For more information, please visit www.clearpointneuro.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the context of the federal securities laws, which may include the Company’s expectations for the future performance, revenues, and operating expenses, and the adequacy of cash and cash equivalent balances to support operations and meet future obligations. These forward-looking statements are based on management’s current expectations and are subject to the risks inherent in the business, which may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: global and political instability, supply chain disruptions, labor shortages, and macroeconomic and inflationary conditions; future revenue from sales of the Company’s products and services; the Company’s ability to market, commercialize and achieve broader market acceptance for new products and services offered by the Company;

Exhibit 99.1
the ability of our biologics and drug delivery partners to achieve commercial success, including their use of the Company’s products and services in their delivery of therapies; the Company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company’s ability to obtain additional funding to support its research and development programs; the ability of the Company to manage the growth of its business; the Company’s ability to attract and retain its key employees; and risks inherent in the research, development, and regulatory approval of new products. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024, both of which have been filed with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.

Contact:
Media Contact:
Jacqueline Keller, Vice President of Marketing
(888) 287-9109 ext. 4
info@clearpointneuro.com

Investor Relations:
Danilo D’Alessandro, Chief Financial Officer
(888) 287-9109 ext. 3
ir@clearpointneuro.com